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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-57257, 33-64035, 333-58121, 333-58127, 333-71688, 333-103540, 333-103541, and 333-105676), in the Registration Statements on Form S-3 (File Nos. 33-8857, 33-68456, 33-59435, 333-38355 and 333-71632), and in the Registration Statements on Form S-4 (File Nos. 33-45570 and 33-64293) of Telephone and Data Systems, Inc. of our report dated February 2, 2004, except as to Note 25, as to which the date is February 18, 2004, and except as to the Reclassifications section of Note 1, as to which the date is March 9, 2004, relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2004, except as to Note 25, as to which the date is February 18, 2004, and except as to the Reclassifications section of Note 1, as to which the date is March 9, 2004, relating to the financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 11, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS